SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): November 5, 2004

BUFFETS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-116897	22-3754018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1460 Buffet Way
Eagan, Minnesota	55121
(Address of principal executive offices)	(Zip Code)

        Registrant’s telephone number, including area code: (651) 994-8608

NOT APPLICABLE

        (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

              Under Section 4.02 of the Indenture governing Buffets, Inc.’s 11 1/4% Senior Subordinated Notes due 2010 (“the “Notes”), Buffets, Inc. is required to file periodic reports with the Securities and Exchange Commission (the “SEC”) and provide copies of these reports to the trustee and holders of the Notes. Buffets, Inc. will be deemed in compliance with this covenant if Buffets Holdings, Inc. guarantees the Notes, files periodic reports of Buffets Holdings, Inc. with the SEC, and provides copies of these reports to the trustee and the holders of the Notes so long as Buffets Holdings, Inc. provides any financial information required under Regulation S-X 3-10 and a separate Management’s Discussion and Analysis of Results of Operations and Financial Condition of Buffets, Inc. Buffets, Inc. has elected to comply with Section 4.02 of the Indenture by providing the periodic reports of Buffets Holdings, Inc. Therefore, a separate Management’s Discussion and Analysis of Results of Operations and Financial Condition of Buffets, Inc. is attached as Exhibit 99.1 hereto and is incorporated into this Item 8.01 by reference.

Item 9.01(c).  Financial Statements and Exhibits

             (c) Exhibits

                   Exhibit 99.1 Management’s Discussion and Analysis of Results of Operations and Financial Condition of Buffets, Inc.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 5, 2004

BUFFETS HOLDINGS, INC.
By:	/s/ R. Michael Andrews, Jr.

Name:	R. Michael Andrews, Jr.
Title:	Executive Vice President and
Chief Financial Officer